As filed with the Securities and Exchange Commission on March 26, 2010

Registration No. 333-12872

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

AXA
(Exact name of Registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

25 AVENUE MATIGNON
75008 PARIS, FRANCE
(011 33-1) 40-75-57-00
(Address of Registrant’s principal executive offices)

Dave Hattem, Esq.
Senior Vice President and Deputy General Counsel
AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104
(212) 314-3863
(Name, address and telephone number of agent for service)

With Copies To:

George Stansfield
Group General Counsel
25, Avenue Matignon
75008 Paris, France
(011-33-1) 40 75 57 00

Approximate date of commencement of proposed sale to the public ______________________________________

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 to Registration Statement on Form F-3, Registration No. 333-12872 (the “Registration Statement”) is being filed to deregister certain debt securities (the “Debt Securities”) of AXA (the “Registrant”) that were registered to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933. The Registration Statement, as amended, registered $5,000,000,000 of Debt Securities.

On March 26, 2010, the Registrant filed a Form 15F with the Securities and Exchange Commission to effect the deregistration of its ordinary shares and Debt Securities. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Debt Securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Debt Securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on March 26, 2010.

AXA

By:	/s/ Denis Duverne
Name:	Denis Duverne
Title:	Head of Group Strategy, Finance and Operations and
Member of the Management Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on March 26, 2010.

/s/ Francois Pierson	/s/ Christopher M. Condron
Francois Pierson	Christopher M. Condron
Member of the Management Board	Member of the Management Board
(Authorized Representative in the United States)

/s/ Alfred Bouckaert	/s/ Laurent Clamagirand
Alfred Bouckaert	Laurent Clamagirand
Member of the Management Board	Principal Accounting Officer

/s/ Denis Duverne
Denis Duverne
Member of the Management Board
(Principal Financial Officer)

/s/ Henri de Castries
Henri de Castries
Chairman of the Management Board
(Principal Executive Officer)